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                                                                      EXHIBIT 12

                        THE TORO COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)

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
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                                               10/31/00          10/31/99       10/31/98         10/31/97        10/31/96
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
EARNINGS BEFORE INCOME TAXES                $71,882,000       $57,473,000     $6,761,000      $60,344,000     $60,180,000
PLUS: FIXED CHARGES                         $31,103,000       $28,345,000     29,415,000       23,186,000      16,728,000
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EARNINGS AVAILABLE TO COVER
   FIXED CHARGES                           $102,985,000       $85,818,000    $36,176,000      $83,530,000     $76,908,000
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RATIO OF EARNINGS TO FIXED CHARGES                 3.31              3.03           1.23             3.60            4.60
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INTEREST EXPENSE                            $26,414,000       $23,913,000    $25,428,000      $19,900,000     $13,590,000
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RENTALS (INTEREST EXPENSE)                    4,689,000         4,432,000      3,987,000        3,286,000       3,138,000
   TOTAL FIXED CHARGES                      $31,103,000       $28,345,000    $29,415,000      $23,186,000     $16,728,000
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